Exhibit 10.1

AMENDMENT NO. 2 TO
SUBSERVICING AGREEMENT
This AMENDMENT NO. 2 TO SUBSERVICING AGREEMENT (“Amendment No. 2”), dated as of March 8, 2017 by and between New Residential Mortgage LLC (the “Owner/Servicer”), and Ditech Financial LLC (“Ditech” or the “Subservicer” and together with Servicer, the “Parties”).
RECITALS
WHEREAS, the Parties entered into that certain Subservicing Agreement, dated as of August 8, 2016, as amended (“Subservicing Agreement”); and
WHEREAS, Residential Credit Solutions, Inc. (“RCS”) entered into a certain servicing transfer agreement, dated May 15, 2007 (the “2005-2 STA”), by and among Aames Mortgage Investment Trust 2005-2, Aames Capital Corporation, and others, pursuant to which the servicing rights and obligations under that certain Transfer and Servicing Agreement, dated as of May 1, 2005 (the “2005-2 Servicing Agreement”), were transferred and assigned to RCS;
WHEREAS, RCS entered into a certain servicing transfer agreement, dated May 15, 2007 (the “2005-3 STA”), by and among Aames Mortgage Investment Trust 2005-3, Aames Capital Corporation, and others, pursuant to which the servicing rights and obligations under that certain Transfer and Servicing Agreement, dated as of August 1, 2005 (the “2005-3 Servicing Agreement”), were transferred and assigned to RCS;
WHEREAS, the Owner/Servicer and RCS have entered into an agreement pursuant to which the servicing rights (the “AMIT MSRs”) under each of the 2005-2 Servicing Agreement and the 2005-3 Servicing Agreement (collectively, the “AMIT Servicing Agreements”, and the mortgage loans serviced thereunder, the “AMIT Portfolio”) shall be transferred and assigned from RCS to Owner/Servicer;
WHEREAS, the Owner/Servicer desires to have Ditech subservice the AMIT Portfolio pursuant to the Subservicing Agreement; and
WHEREAS, the Parties desire to amend the Subservicing Agreement to (i) supplement Exhibit B to the Subservicing Agreement to add a new schedule of subservicing fees relating to the AMIT MSRs that will be subserviced by Ditech under the Subservicing Agreement; and (ii) provide that the AMIT Portfolio shall be subserviced by Ditech pursuant to the Subservicing Agreement and the AMIT Servicing Agreements.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.	Article I of the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
2005-2 Servicing Agreement: That certain servicing transfer agreement, dated May 15, 2007, by and among RCS, Aames Mortgage Investment Trust 2005-2, Aames Capital Corporation, and others, pursuant to which the servicing rights and obligations under that certain Transfer and Servicing Agreement, dated as of May 1, 2005, were transferred and assigned to RCS.
2005-3 Servicing Agreement: That certain servicing transfer agreement, dated May 15, 2007, by and among RCS, Aames Mortgage Investment Trust 2005-3, Aames Capital Corporation, and others, pursuant to which the servicing rights and obligations under that certain Transfer and Servicing Agreement, dated as of August 1, 2005, were transferred and assigned to RCS.
AMIT Portfolio: The Mortgage Loans serviced under the AMIT Servicing Agreements.
AMIT Servicing Agreements: Collectively, the 2005-2 Servicing Agreement and the 2005-3 Servicing Agreement.
Prior Ditech Serviced MSRPA: Collectively, any mortgage servicing rights purchase agreement executed by Owner/Servicer and any seller of servicing rights whereby the Subservicer is servicing/subservicing the mortgage loans related to such servicing rights immediately prior to the acquisition of such servicing rights by the Owner/Servicer, including but not limited to the Ditech MSRPA, WCO MSRPA and the RCS MSRPA.
Private Investor: Any Person (other than Fannie Mae, Freddie Mac, Ginnie Mae, HUD, FHA, USDA, VA or any State Agencies) that owns the related Mortgage Loans and/or REO Properties, in each case, exclusive of the related Servicing Rights.
Private Investor Guides: The Servicing Agreement of a Private Investor identified by the Owner/Servicer to the Subservicer on the related Acknowledgement Agreement related to the Mortgage Loans attached to Schedule I of such Acknowledgment Agreement, whereby the Subservicer shall comply with any and all (i) servicing, cooperation, reporting and servicing transfer requirements and (ii) servicing qualifications, in each case, set forth in such Servicing Agreement of such Private Investor (which may be amended from time to time) with respect to each of the related Servicing Rights purchased by the Owner/Servicer subject to such Servicing Agreement, in the same manner as if such terms, conditions, qualifications and covenants were set forth in this Agreement notwithstanding that such servicing, cooperation, reporting, servicing transfer and qualification requirements are obligations of the Owner/Servicer under the related Servicing Agreement of such Private Investor.
RCS: Residential Credit Solutions, Inc.
RCS MSRPA: That certain Bulk Agreement for the Purchase and Sale of Mortgage Servicing Rights Agreement dated February 17, 2017 by and among the Owner/Servicer and RCS.
RCS Portfolio: The Mortgage Loans related to the Servicing Rights acquired by the Owner/Servicer pursuant to the RCS MSRPA.
WCO: Walter Capital Opportunity, LP
WCO MSRPA: That certain Bulk Agreement for the Purchase and Sale of Mortgage Servicing Rights Agreement dated November 10, 2016 by and among Marix Servicing LLC, the Owner/Servicer, Walter Capital Opportunity Corp. and WCO.

II.	The following definitions contained in Article I of the Agreement are hereby amended by deleting in their entirety and replacing with the following (modified text underlined for review purposes):
Agency: Fannie Mae, Freddie Mac, Ginnie Mae, HUD, FHA, USDA, VA, Private Investors and State Agencies, as applicable.
Agency Guidelines: The Fannie Mae Guides, Freddie Mac Guide, Ginnie Mae Guide, FHA Regulations, USDA Regulations, VA Regulations, any Private Investor Guides, as applicable, as such Agency Guidelines may be modified from time to time or enacted subsequent to the date of this Agreement, and any other applicable agreements, rules, regulations, directives, announcements, bulletins and instructions of the applicable Agency, Private Investor or Insurer relating to the servicing or subservicing of the Mortgage Loans, including any delegated authority and variances permitted by the related Agency or, solely with respect to any Mortgage Loan in which the Investor is a Private Investor, the related Private Investor.
Investor or Investors: With respect to any Mortgage Loan, Fannie Mae, Freddie Mac, any Private Investor or Ginnie Mae as applicable.
Prior Ditech Serviced Loans: Any Mortgage Loan in which the Subservicer serviced the related Mortgage Loans immediately prior to the acquisition of the related Servicing Rights by the Owner/Servicer pursuant to any Prior Ditech Serviced MSRPA.
Sale Date: With respect to each Mortgage Loan to be subserviced pursuant to this Agreement, the related date in which the Owner/Servicer acquires all economic right, title and interest in and to the related Servicing Rights.
Transfer Date: With respect to any particular Mortgage Loan, the date on which Subservicing of the Mortgage Loan is transferred to the Subservicer and the Subservicer commences Subservicing such Mortgage Loan pursuant to this Agreement, which date shall be set forth on the related Acknowledgement Agreement, if any, or otherwise the date on which the servicing of such Mortgage Loan is boarded on the Subservicer’s servicing system following the identification of such Mortgage Loan pursuant to Section 2.1; provided that, notwithstanding the foregoing, solely with respect to the Prior Ditech Serviced Loans, the Transfer Date for such Prior Ditech Serviced Loans shall be (i) the Sale Date (as defined in the Ditech MSRPA) with respect to the Servicing Rights acquired by the Owner/Servicer from the Ditech MSRPA, (ii) the Transfer Date (as defined in the WCO MSRPA) with respect to the Servicing Rights acquired by the Owner/Servicer from the WCO MSRPA and (iii) with respect to any other Prior Ditech Serviced MSRPA, the applicable date set forth therein in which the Owner/Servicer acquires all economic right, title and interest in and to the related Servicing Rights.

III.
The second sentence of the first paragraph of Section 2.1 of the Agreement is hereby amended by deleting in its entirety and replacing with the following (modified text underlined for review purposes):

Except for any Mortgage Loans in which the related Servicing Rights were purchased under any Prior Ditech Serviced MSRPA, prior to each Transfer Date, the Owner/Servicer shall deliver by electronic transmission to the Subservicer a data tape identifying the Mortgage Loans to be included under this Agreement on such Transfer Date, which Mortgage Loans shall thereby be deemed to be subject to the terms of the Agreement.

IV.	Section 2.2(e) of the Agreement is hereby amended by deleting in its entirety and replacing with the following (modified text underlined for review purposes):
Notwithstanding any provision in this Agreement to the contrary, with respect to any Mortgage Loan for which an Agency (other than any Private Investor) is the Investor, to the extent any provision in this Agreement is inconsistent with the applicable Agency Guidelines, the applicable Agency Guidelines shall control. To the extent any provision in this Agreement is inconsistent with any Private Investor Guides, the Subservicer shall (i) promptly notify the Owner/Servicer of such inconsistency and (ii) seek the Owner/Servicer's approval and direction on how the Subservicer shall service the applicable Mortgage Loans in light of such inconsistency.

V.
Reporting. Section 2.7 of the Subservicing Agreement is hereby amended by deleting “.” at the end of Section 2.7(n) and replacing it with “;”, and adding the following new clauses immediately following clause (n):

(o)    Provide the Owner/Servicer and each Private Investor with the servicing reports required in the applicable Private Investor Guides with respect to the applicable pool of Mortgage Loans serviced in accordance therewith. In addition, the Subservicer shall provide any and all documentations or reports required in the applicable Private Investor Guides to the applicable trustee, master servicer or other parties to the applicable Private Investor Guides;
(p)    Provide the Owner/Servicer with the Subservicer's "stop advance" policies and "clawback" policies relating to Servicing Advances and/or P&I Advances and any other policies requested by the Owner/Servicer. To the extent the Owner/Servicer directs the Subservicer to modify any "stop advance" policies, "clawback" policies and/or other policies related to any Mortgage Loans or subset of Mortgage Loans serviced under this Agreement, the Subservicer shall promptly revise such policies in accordance with the Owner/Servicer's instructions within thirty (30) calendar days of Owner/Servicer's direction; provided that such instructions do not conflict with the applicable Agency Guidelines; provided further, to the extent any instructions do conflict with the applicable Agency Guidelines, the Subservicer shall promptly notify the Owner/Servicer of such conflict.

VI.
Amendment to Exhibit B. Exhibit B to the Subservicing Agreement is modified and amended by adding thereto Schedule 2 to Exhibit B attached to this Amendment No. 2 as Attachment 1. The subservicing fees set forth on Schedule 2 to Exhibit B shall only apply to the AMIT Portfolio.

VII.
Limited Effect. Except as amended hereby, the Subservicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment No. 2 need not be made in the Subservicing Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Subservicing Agreement, any reference in any of such items to the Subservicing Agreement being sufficient to refer to the Subservicing Agreement as amended hereby.

VIII.
Counterparts. This Amendment No. 2 may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or .pdf shall be deemed to have the same effectiveness as if they are original signatures for all purposes.

IX.	Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Subservicing Agreement.

X.
Governing Law. This Amendment No. 2 shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date first above written.

NEW RESIDENTIAL MORTGAGE LLC (Owner/Servicer) By: New Residential Investment Corp., its managing member
By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer

DITECH FINANCIAL LLC (Subservicer)

By:    /s/ Anthony N. Renzi

Name: Anthony N. Renzi

Title:     President